Exhibit 5.1

October 3, 2005

BHP Billiton Finance (USA) Limited

180 Lonsdale Street

Melbourne Vic 3000

Australia

BHP Billiton Limited

180 Lonsdale Street

Melbourne Vic 3000

Australia

BHP Billiton Plc

Neathouse Place

Victoria

London SW1V 1BH

United Kingdom

Re:	BHP Billiton Finance (USA) Limited, BHP Billiton Limited and BHP Billiton Plc—Registration Statement On Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to BHP Billiton Finance (USA) Limited, a corporation organized under the laws of the Commonwealth of Australia and a wholly-owned subsidiary of BHP Billiton Limited (the “Issuer”), BHP Billiton Limited, a corporation organized under the laws of the Commonwealth of Australia, and BHP Billiton Plc, a corporation organized under the laws of England and Wales (each, a “Guarantor” and together, the “Guarantors”), in connection with the preparation of a registration statement on Form F-3 (the “Registration Statement”) to be filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of debt securities (the “Debt Securities”) of the Issuer, to be issued under the Indenture, dated as of April 17, 2003 (the

BHP Billiton Finance (USA) Limited

BHP Billiton Limited

BHP Billiton Plc

October 3, 2005

“Indenture”), among the Issuer, the Guarantors and Citibank N.A., as Trustee (the “Trustee”), and the related guarantees of the Debt Securities (the “Guarantees”) by the Guarantors.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) an executed copy of the Indenture; (iii) an executed copy of the Form T-1 of the Trustee; and (iv) the form of the Debt Securities and the Guarantees. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and the Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Issuer and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinion below, the validity and binding effect on such parties. We have also assumed that the parties thereto have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and that they have complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York, in each case, in connection with any offering contemplated by the Registration Statement. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others.

Our opinions set forth herein are limited to the laws of the State of New York which are normally applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations

BHP Billiton Finance (USA) Limited

BHP Billiton Limited

BHP Billiton Plc

October 3, 2005

with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated. To the extent our opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Debt Securities, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, and (ii) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, with the Guarantees duly endorsed thereon, and have been delivered against payment therefor, the Debt Securities will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms except, in each case, to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Issuer and the Guarantors of the Indenture did not, and the execution and delivery by the Issuer of the Debt Securities and the execution, delivery and endorsement by the Guarantors of the Guarantees and the performance by the Issuer and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Issuer, the Guarantors or their respective properties is subject.

We note that with respect to certain matters governed by the laws of the Commonwealth of Australia, you are receiving an opinion of Gerard Heath, Regional Counsel Australia/Asia to the BHP Billiton Group, dated the date hereof (the “Australian Law Opinion”), and, with respect to certain matters governed by the laws

BHP Billiton Finance (USA) Limited

BHP Billiton Limited

BHP Billiton Plc

October 3, 2005

of England and Wales, you are receiving an opinion of Jeremy Thomas, English legal counsel to the BHP Billiton Group, dated the date hereof (the “English Law Opinion”), both of which are being concurrently filed as exhibits to the Registration Statement. We understand that the Australian Law Opinion and the English Law Opinion contain assumptions and qualifications. Our opinions herein stated are based on the assumptions and qualifications specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinions.

We advise you that a partner of this Firm owns 5,162 American Depositary Receipts, each representing two ordinary shares in BHP Billiton Limited.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/S/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP